Exhibit 24.1

1347 PROPERTY INSURANCE HOLDINGS, INC.

POWER OF ATTORNEY

Each of the undersigned directors of 1347 Property Insurance Holdings, Inc., a Delaware corporation (the “Company”), which proposes to file with the Securities and Exchange Commission a Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), hereby constitutes and appoints Douglas N. Raucy, President and Chief Executive Officer, John S. Hill, Vice President, Chief Financial Officer and Secretary, and Dan Case, Chief Operating Officer, jointly and severally, each in his own capacity, his true and lawful attorneys-in-fact, with full power of substitution and resubstitution, for him and in his name, place, and stead, in any and all capacities, to sign in any and all capacities and file: (i) such Registration Statement; (ii) any and all exhibits thereto and other documents in connection therewith; (iii) any and all additional amendments, post-effective amendments and supplements thereto (or any other registration statements for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act); and (iv) any and all applications or other documents pertaining to such securities or such registration, granting unto such attorney-in-fact and agent, and any substitute or substitutes, full power and authority to do and perform each and every act and thing requisite, necessary and/or advisable to be done in and about the premises, as fully and to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, and their substitutes or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, this Power of Attorney has been signed as of this 31st day of May, 2018.

/s/ Larry Gene Swets, Jr.	/s/ Lewis M. Johnson
Larry Gene Swets, Jr. Director	Lewis M. Johnson Director

/s/ D. Kyle Cerminara	/s/ Scott David Wollney
D. Kyle Cerminara Director	Scott David Wollney Director

/s/ General E. Gray Payne	/s/ Dennis A. Wong
General E. Gray Payne Director	Dennis A. Wong Director